Exhibit 3.1

OPTIMUMBANK HOLDINGS, INC.

ARTICLE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

CERTIFICATE OF DESIGNATION

OF
SERIES C PREFERRED STOCK

Pursuant to Section 607.0602 of the Florida Business Corporation Act (the “Act”), OPTIMUMBANK HOLDINGS, INC., a Florida corporation (the “Corporation”), hereby certifies that pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Articles of Incorporation of the Corporation as further amended from time to time (the “Articles of Incorporation”), and in accordance with the provisions of Section 607.0602 of the Florida Business Corporation Act (the “FBCA”), the Board of Directors duly adopted the following resolutions:

WHEREAS, the Articles of Incorporation of the Corporation (the “Articles of Incorporation”) authorizes the issuance of up to 6,000,000 shares of preferred stock, no par value of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide out of the unissued shares of Preferred Stock for series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series; and

WHEREAS, the Board has determined that it is in the best interest of the Company: (i) authorize a Series C Preferred Stock, and (ii) to designate 4,000,000 shares of Series C Preferred Stock;

NOW, THEREFORE, it is hereby:

RESOLVED, that the Board hereby approves an amendment to the Articles of Incorporation to authorize a Series C Preferred Stock and to designate 4,000,000 shares of Series C Preferred Stock, with the rights, preferences, powers, restrictions and limitations set forth in this Certificate of Designation;

FURTHER RESOLVED, the Certificate of Designation states its entirety as follows:

1. Designation. There shall be a series of Preferred Stock that shall be designated as “Series C Preferred Stock” (the “Series C Preferred Stock”) and the total number of Shares constituting such series shall be 4,000,000. The rights, preferences, powers, restrictions, and limitations of the Series C Preferred Stock shall be as set forth in this Certificate of Designation.

2. Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Articles of Incorporation” has the meaning set forth in the Recitals.

“Board” has the meaning set forth in the Recitals.

“Certificate of Designation” means this Fourth Amended and Restated Certificate of Designation.

“Common Stock” means the common stock, par value $0.01 per shares, of the Corporation.

“Corporation” has the meaning set forth in the Preamble.

“Holder” means a Person that holds Shares of Series C Preferred Stock.

“Permissible Transfer” means a transfer by a Holder: (i) to the Corporation; (ii) in a widely distributed public offering of Common Stock or Series C Preferred Stock; (iii) that is part of an offering that is not a widely distributed public offering of Comon Stock or Series C Preferred Stock but is one in which no one transferee (or group of associated transferees) acquires the right to receive two percent (2%) or more of any class of the voting securities of the Corporation then outstanding (including pursuant to a related series of transfers); (iv) that is part of a transfer of Common Stock or Series C Preferred Stock to an underwriter for the purpose of conducting a widely distributed public offering; or (v) to a transferee that controls more than fifty percent (50%) of the voting securities of the Corporation without giving effect to such transfer.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

“Preferred Stock” has the meaning set forth in the Recitals.

“Share” means any share of Series C Preferred Stock.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Supermajority Interest” means the affirmative vote or consent of the Holders of at least two-thirds all of the Shares of the Series C Preferred Stock, at the time outstanding, voting as one class, shall be required to amend the provisions of the this Certificate of Designation or any other certificate amendatory thereof or supplemental thereto (including any certificate of designation or any similar document relating to any series of preferred stock) so as to materially and adversely affect the rights, preferences or privileges of the Series C Preferred Stock, provided however, that any increase in the amount of the authorized or issued Series C Preferred Stock, or the authorized Common Stock or Preferred Stock of the Corporation or the creation and issuance, or any increase in the authorized or issued amount, of other series of Preferred Stock ranking equally with and/or junior to the Series C Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of the Holders of Shares of Series C Preferred Stock.

3. Rank. Except as otherwise expressly set forth in this Certificate of Designation, Shares of the Series C Preferred Stock shall equal to the Common Stock, with respect to payment or distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

4. Dividends. If the Corporation declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities, or other property, but excluding any dividend or distribution payable on the Common Stock in shares of Common Stock, the Corporation shall simultaneously declare and pay a dividend on the Series C Preferred Stock on a pro rata basis with the Common Stock.

5. Conversion.

(a) Unless the shares of Series C Preferred Stock shall have previously been converted into shares of Common Stock pursuant to Section 5(b), a Holder shall be permitted to convert, or upon the written request of the Corporation shall convert, shares of Series C Preferred Stock into shares of Common Stock at any time or from time to time, provided that upon such conversion the Holder, together with all Affiliates of the Holder, will not own or control in the aggregate more than nine point nine percent (9.9%) of the Common Stock (or of any class of voting securities issued by the Corporation), excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of voting securities of the Corporation (which, for the avoidance of doubt, does not include Series C Preferred Stock), provided further that the right to convert under this Section 5(a) shall not be available to a transferee of shares of Series C Preferred Stock with respect to a transfer other than a Permissible Transfer. In any such conversion, each share of Series C Preferred Stock will convert initially into 100 shares of Common Stock, subject to adjustment as provided below.

(b) Each share of Series C Preferred Stock shall automatically convert into one share of Common Stock (the “Conversion Rate”), without any further action by the transferor, transferee, or the Corporation, immediately upon any sale, transfer, assignment or other disposition (including by merger, reorganization, operation of law or otherwise): (i) pursuant to a widespread public distribution of Series C Preferred Stock (including a transfer to an underwriter for the purpose of conducting a widespread public distribution or pursuant to Rule 144 under the Securities Act of 1933, as amended); (ii) if no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Corporation, but only if such transferee is not an “affiliate” (as defined in 17 CFR Section 230.405) of the transferor; or (iii) to a transferee that would control more than 50% of the voting securities of the Corporation without any transfer from the transferor.

(c) The Conversion Rate shall in all events be equitably adjusted if: (i) the Corporation subdivides or splits its outstanding Common Stock, including by way of a dividend or distribution of shares of Common Stock, or a combination of shares of Common Stock; (ii) the Corporation combines its outstanding shares of Common Stock into a lesser number of shares; or (iii) there occurs any merger, consolidation, or other reorganization of the Corporation.

(d) To effect any permitted conversion under Section 5(a) or Section 5(b), the Holder shall surrender the certificate or certificates evidencing such shares of Series C Preferred Stock, duly endorsed, at the registered office of the Corporation, and provide written instructions to the Corporation as to the number of whole shares for which such conversion shall be effected, together with any appropriate documentation that may be reasonably required by the Corporation. Upon the surrender of such certificate(s), the Corporation will issue and deliver to such Holder (in the case of a conversion under Section 5(a)) or such Holder’s transferee (in the case of a conversion under Section 5(b)) a certificate or certificates for the number of shares of Common Stock into which the Series C Preferred Stock has been converted and, in the event that such conversion is with respect to some, but not all, of the Holder’s shares of Series C Preferred Stock, the Corporation shall deliver to such Holder a certificate or certificate(s) representing the number of shares of Series C Preferred Stock that were not converted to Common Stock. All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances.

(e) Upon the conversion of any shares of Series C Preferred Stock into shares of Common Stock, each such share of Series C Preferred Stock shall be automatically redesignated as a share of Common Stock. Upon the physical surrender to the Corporation (or, to its stock transfer agent, if any) of a certificate representing shares of Series C Preferred Stock converted pursuant hereto, together with a written certification to the effect that such shares are being transferred in accordance herewith (a “Transfer Certification”), the Corporation will (or will cause its transfer agent to) issue and deliver a new certificate, registered as the Holder making the transfer may request, representing the aggregate number of shares of Common Stock issued upon conversion of the shares of Series C Preferred Stock being transferred (provided that, if the transfer agent for the Common Stock is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and the transferee is eligible to receive shares through DTC, the Corporation’s transfer agent shall instead credit such number of full Common Stock to such transferee’s balance account with DTC through its Deposit/Withdrawal at Custodian system). In the event that less than all of the shares of Series C Preferred Stock represented by a certificate are transferred pursuant hereto, the Corporation shall promptly issue a new certificate registered in the name of the transferor Holder representing such remaining shares of Series C Preferred Stock not subject to such transfer.

(f) The issuance of shares of Common Stock upon conversion of Shares of Series C Preferred Stock pursuant to this Certificate of Designation shall be made without payment of additional consideration by, or other charge, cost, or tax to, the Holder in respect thereof.

6. Voting. The holders of Shares of Series C Preferred Stock shall have no voting rights, except as required by law or as permitted by Section 15. In all matters to be voted on by the holders of Shares of Series C Preferred Stock, such holders will vote as a class and each Share shall entitle its holder to one vote.

7. Reissuance of Series C Preferred Stock. Any shares of Series C Preferred Stock redeemed, converted, or otherwise acquired by the Corporation or any Subsidiary shall be cancelled and retired as authorized and issued shares of capital stock of the Corporation and no such Shares shall thereafter be reissued, sold, or transferred.

8. No Impairment. The Corporation will not, by amendment of its Articles of Incorporation of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provision of this Section and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against impairment.

9. Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C Preferred Stock the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

10. Listing. The Corporation herby covenants and agrees that, if at any time the Common Stock shall be trade don any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Series C Preferred Stock provided, however, that if the rules of such exchange require the Corporation to defer the listing of such Common Stock until the first conversion of Series C Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series C Preferred Stock in accordance with the requirements of such exchange at such time.

11. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (Receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business date if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage paid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any Holder, at such Holder’s address as it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this section.

12. Preemptive Rights. The Holders of Shares of Series C Preferred Stock shall have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.

13. Record Holders. To the fullest extend permitted by applicable law, the Corporation and any transfer agent for the Series C Preferred Stock may deem and treat the record Holder of any share of Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

14. Other Rights. The Series C Preferred Stock shall not have any powers, preferences, privileges, or rights other than as set forth herein or in the Articles of Incorporation or as proved by applicable law.

15. Amendment and Waiver. No provision of this Certificate of Designation may be amended, modified, or waived except by an instrument in writing executed by the Corporation and a Supermajority Interest of Series C Preferred Stock, and any such written amendment, modification, or waiver will be binding upon the Corporation and each Holder of Series C Preferred Stock.

16. Effective Date of Amendment. The Amendment shall become effective on the date these Articles of Amendment are filed with the Department of State of the State of Florida.

17. Board and Shareholder Approval. The Amendment was duly approved by the Board of Directors of the Company at a special meeting held on March 8, 2024. Shareholder approval is not required.

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IN WITNESS WHEREOF, OptimumBank Holdings, Inc. has executed these Articles of Amendment on the 8th day of March, 2024.

OPTIMUMBANK HOLDINGS, INC.

By:	/s/ Moishe Gubin
Its:	Chairman
Name:	Moishe Gubin